UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2006

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 2, 2006, Entrust, Inc. (NASDAQ: ENTU) (“Entrust”) and Sonic Solutions Inc. (“Sonic Solutions”) agreed, pursuant to a letter agreement, to extend their agreed Sublease dated as of October 31, 2001 between Entrust and Sonic Solutions (by assignment from Roxio, Inc.), as amended by an amending agreement dated as of September 30, 2002, and as further amended by a tri-partite agreement dated as of December 17, 2004 (the “Sublease”). Entrust subleases certain space to Sonic Solutions under the Sublease. Material terms of the letter agreement are as follows:

•	The term of the Sublease will be extended to March 31, 2011.

•	Effective December 1, 2006, the monthly Base Rent shall be according to the following rate schedule, multiplied by 75,598 square feet:

Rental Period	Monthly Base Rental Rate
December 1, 2006 – November 30, 2007	$1.26
December 1, 2007 – November 30, 2008	$1.30
December 1, 2008 – November 30, 2009	$1.34
December 1, 2009 – November 30, 2010	$1.38
December 1, 2010 – March 31, 2011	$1.42
if applicable, April 1, 2011 – May 14, 2011	$1.42

•	The Sublease provides that Entrust will supply an irrevocable, unconditional letter of credit in the amount of $6,200,000 to secure Entrust’s performance under the Master Lease. Such Letter of Credit will be adjusted to one million dollars ($1,000,000), with no further adjustments, up or down.

•	Sonic Solutions’ real estate broker, The Staubach Company, will be paid a commission by Entrust in the amount of 3.0% of the Base Rent payable from Sonic to Entrust in respect of the time period between December 1, 2006 and March 31, 2011.

•	Entrust estimates that this letter agreement will result in an adjustment of the June 2001 restructuring charge of approximately $200,000, which will favorably impact Entrust’s GAAP earnings for the period ended June 30, 2006.

The description of the letter agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 9.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 5, 2006, the board of directors of Entrust elected Ray W. Washburne, age 45, to serve as a director of Entrust. Mr. Washburne has been the Chairman and CEO of Charter Holdings since 1990. He also serves on the board of directors for M Crowd Restaurant, a company which he co-founded in 1991. He is also a director for Colonial Bank, Southern Methodist University – 21st Century Council, and Dallas Citizens Council. Mr. Washburne graduated from Southern Methodist University (“SMU”) in 1984 and is currently Adjunct Professor at SMU’s Cox School of Business.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
9.1	Letter Agreement dated June 1, 2006 to Sonic Solutions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: June 7, 2006	By:	/s/ David J. Wagner
David J. Wagner
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
9.1	Letter Agreement dated June 1, 2006 to Sonic Solutions